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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT



Piedmont Natural Gas Company, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 2-67478 of Piedmont Natural Gas Company, Inc., on Form S-8; in Post-Effective Amendment No. 2 to Registration Statement No. 33-3815 of Piedmont Natural Gas Company, Inc., on Form S-8; in Post-Effective Amendment No. 1 to Registration Statement No. 33-3816 of Piedmont Natural Gas Company, Inc., on Form S-8; in Post-Effective Amendment No. 1 to Registration Statement No. 33-60108 of Piedmont Natural Gas Company, Inc., on Form S-3; in Registration Statement No. 33-52639 of Piedmont Natural Gas Company, Inc., on Form S-3; and in Registration Statement No. 33-56425 of Piedmont Natural Gas Company, Inc., on Form S-3 of our reports dated December 16, 1994, appearing in this Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc., for the year ended October 31, 1994.




/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Charlotte, North Carolina
January 25, 1995